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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934.


         Date of Report (Date of earliest event reported):  N/A

                         Commission file number: 0-25338

                       INTIME SYSTEMS INTERNATIONAL, INC.
               (Name of small business registrant in its charter)


DELAWARE                                                    65-0480407
(State or other jurisdiction of                           (I.R.S.Employer
incorporation or organization)                           Identification No.)

1601 Forum Place, Suite 500, West Palm Beach, FL              33401
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number:(407) 478-0022





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Item 5.  Other Events

         In order to update the Company's status of negotiations with Oracle Corporation ("Oracle") beyond that which was disclosed in an 8-K filing made on July 11, 1996, the Company wishes to disclose that it has not reached any contractual agreement with Oracle relating to license fees, guaranteed minimums or any other payments or pricing models for its TAMS/O product. However, an informal TAMS/O pricing schedule is being utilized by some Oracle sales representatives. No assurances can be given that any contractual agreement with Oracle will be reached concerning distribution of the Company's TAMS/O product.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf on July 25, 1996 by the following persons, thereunto duly authorized.



                                        InTime Systems International, Inc.



                               By:               /S/  William E. Berry
                                                      William E. Berry
                                        President, Chief Executive Officer


                               By:               /S/  Mark Murphy
                                                       Mark Murphy
                                                        Chief Financial Officer
                                                  (Principal Financial and
                                                    Accounting Officer)

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